EX-4.2

                         MANAGEMENT CONSULTING AGREEMENT


This Management Consulting Agreement ("Agreement") is made and entered into this 15th day of April 2000 (the "Effective Date") by and between Pinnacle Performance Fund, Inc. (the "Consultant") and Loanmining.Com, Inc., a private corporation and its publicly traded parent, North Lily Mining Company (jointly referred as the "Company").

Whereas, Consultant was involved in strategic planning of the concept, creation and initial business plan of Loanmining.Com; and

Whereas, Company desires to engage Consultant to perform certain corporate planning, business development, and financial strategy services for the Company, and Consultant desires, subject to the terms and conditions of this agreement, to perform said services for the Company.

NOW IN CONSIDERATION OF THE MUTUAL PROMISES AND UNDERTAKING HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATIONTHE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED THE PARTIES AGREE AS FOLLOWS:

1.       Engagement of Consultant:

Company hereby engages Consultant and Consultant hereby agrees to hold itself available to render, and to render at the request of the Company, independent advisory consulting services concerning the following:

A.   Further  development  of  Loanmining's   business  plan  and  strategy  for
     marketing and completing residential mortgages for sub-prime borrowers on the Internet and in brick and mortar offices.

B.   Demographic  and   socio-economic   profiles  and  analysis  for  selective
     nationwide implementation of market strategy.

C. Development and implementation of accounting and record keeping systems for mortgage regulatory and SEC reporting papers.

D. Procuring bank credit lines, mortgage warehouse lines commercial lending facilities, and financing secured by company real estate holdings.

E.   Further  development  of  Loanmining.com   interactive   Internet  websites
     including introduction and negotiation of technical and design support provider services.

F. Creation and development of advertising/marketing strategy and media programming concepts, including introduction and negotiation of advertising providers (including radio, print, T.V. and advanced technology interactive outlets and exposures).

G. Ongoing strategic corporate planning and long-term investment policies, including revision of the business plan for the Loanmining and North Lily.

H. Advise and assist the Company in identifying, studying and evaluating merger, acquisition, joint venture, strategic alliance, technical partners, recapitalization and restructuring proposals, including preparation of reports and studies thereon, and assist in negotiations and discussions pertaining thereto.

I. Other such planning and development services, all as requested and instructed by the company.



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2.         TERM:

The term of this agreement ("Term") shall begin as of the Effective Date and shall terminate three years (3) there after ("Anniversary Date"), subject to consultant's and Company's respective rights to terminate upon ten days' written notice. Consultant shall perform the full term hereof, provided and to the extent he is compensated as provided herein and requested by Company to so perform.

3.       COMPENSATION:


In consideration of the services to be provided for the Company by the Consultant the Company agrees to compensate the Consultant as follows:

On July 31, 2000 the Company agrees to issue to the Consultant 300,000 shares of the Company's common stock and thereafter 300,000 shares of the Company's common stock on the 17th month and 400,000 shares of the Company's stock on the 36th month all with "piggy back" or S-8 registration rights. Such shares shall be held in the Company's deferred stock account on behalf of the Consultant and issued in accordance to the terms above, or on such earlier dates as the Company shall determine.

If pursuant to 1.H. above, Consultant introduces a merger or a combination of sorts with another entity to the Company, the Consultant shall be entitled to a finder's fee of four percent of the total combination of the shares outstanding of the two companies upon closing, but not more than 800,000 shares.

4.       INDEPENDENT CONTRACTOR:

It is expressly agreed that Consultant is acting as an independent contractor in performing its services hereunder. Company shall carry no workmen's compensation insurance or any health or accident insurance to cover Consultant. The Company shall not pay any contributions to social security, unemployment insurance, Federal or State withholding taxes nor pay any other contributions or benefits, which might be expected in an employer-employee relationship.

5.       ASSIGNMENT:

This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns but cannot be assigned by Consultant without prior written consent of Company.

6.       GENERAL PROVISIONS:

6.1 The Consultant hereby agrees, warrants and covenants that it will provide to the Company copies of all works product for review, use and retention as company sees fit. Consultant further agrees, warrants and covenants not to utilize or disclose any during the term hereof and for 12 months thereafter.

6.2 The Consultant agrees to provide full and accurate disclosure of any and all equity compensation, which Consultant has received or will receive under this agreement, whereas required under the Securities Act of 1933 and the Securities Exchange Act of 1934.


6.3      Governing law and jurisdiction:

         This agreement shall be governed by and interpreted in accordance with the laws of the state of Colorado. Each of the parties hereto consents to such jurisdiction for the enforcement of this agreement and matters pertaining the transaction and activities contemplated hereby.



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6.4      Notices:

         All  notices  and  other  communications   provided  for  or  permitted
         hereunder shall be made by hand deliver, first class mail, and telex/fax, addressed as follows:

         Pinnacle Performance Fund, Inc.    Loanmining.Com, Inc./North Lily
         8306 Wilshire Blvd., Suite #119          Mining Company
         Beverly Hills, CA  90211           1800 Glenarm Place, Suite #210
         (323) 951-8350                     Denver, CO  80202
                                            (303) 294-0427

6.5      Attorney's Fees:

         In the event a dispute arises with respect to this agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorney's fees and expenses incurred in ascertaining such parties' rights, in preparing to enforce or in enforcing such parties' right under this agreement, whether or not it was necessary for such party to institute suit.


          6.6 Complete Agreement:


         This Agreement supercedes any and all of the other agreements, either oral or in writing, between the parties with respect to such subject matter in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement may be changed or amended only by an amendment in writing signed by all parties or their respective successors-in-interest.

         6.7 Binding:

         This Agreement shall be binding upon and inure to the benefit of the successor-in-interest, assignees and personal representatives of the respective parties.

6.8      Unenforceable Terms:

         Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall adhere to such jurisdiction only to be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

6.9      Execution Assurances:

         This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

6.10      Further Assurances:

         From time to time each party will execute and deliver such further instruments and will take such other action as any other party may reasonably request in order to this charge and perform their obligations and agreement hereunder and to give effect to the intentions expressed in this agreement.


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6.11     Miscellaneous Provisions:

         The various heading and numbers herein and the grouping of provisions of this agreement in to separate articles and paragraphs are for the purpose of convenience only and shall be considered a party hereof. The language in all parts of this agreement shall in all cases by construed in accordance with its fair meanings as if prepared by all parties to the agreement and not strictly for or against any of the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.




         /s/ Anthony Demetroulakos              /s/ S.E. Flechner
         ---------------------------            --------------------------------
         Pinnacle Performance Fund, Inc.        Loanmining.Com/North Lily Co.
         Anthony Demetroulakos                  S.E. Flechner












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